Exhibit 99.1

News Release

Contact:

William L. Prater	Will Fisackerly
Senior Executive Vice President and Chief Financial Officer	Senior Vice President and Director of Corporate Finance
662/680-2536	662/680-2475

BancorpSouth Announces Fourth Quarter and Annual 2016 Financial Results;

Declares Quarterly Dividend

TUPELO, MS, January 25, 2017/PRNewswire — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the quarter and year ended December 31, 2016.

Annual highlights for 2016 included:

•	Net income of $132.7 million, or $1.41 per diluted share.

•	Generated net loan growth of $439.2 million, or 4.2 percent.

•	Reported total deposit growth of $357.0 million, or 3.2 percent.

•	Reached settlement with the Consumer Financial Protection Bureau and U.S. Department of Justice regarding their joint investigation into the Company’s fair lending practices; incurred related pre-tax charge of $13.8 million.

•	Net operating income – excluding MSR – of $141.4 million, or $1.50 per diluted share.

•	Total operating expense declined $5.1 million compared to 2015.

•	Repurchased 988,060 shares of outstanding common stock at a weighted average price of $23.40 per share.

Highlights for the fourth quarter of 2016 included:

•	Net income of $37.7 million, or $0.40 per diluted share.

•	Generated net loan growth of $153.2 million, or 5.7 percent on an annualized basis.

•	Reported total deposit growth of $98.1 million, or 3.4 percent on an annualized basis.

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Box 789 • Tupelo, MS 38802-0789 • (662) 680-2000

BXS Announces Fourth Quarter 2016 Financial Results

January 25, 2017

•	Earnings benefitted from a positive pre-tax mortgage servicing rights (“MSR”) valuation adjustment of $11.2 million.

•	Net operating income – excluding MSR – of $30.7 million, or $0.33 per diluted share.

•	Credit quality remained stable; recorded provision for credit losses of $1.0 million for the quarter.

•	Repurchased 436,541 shares of outstanding common stock at a weighted average price of $22.91 per share.

•	Acquired certain assets of Gonzales, Louisiana based Waguespack & Associates Insurance, Inc. (“Waguespack”), which is expected to produce annual insurance commission revenues of approximately $3 million.

The Company reported net income of $37.7 million, or $0.40 per diluted share, for the fourth quarter of 2016 compared with net income of $21.2 million, or $0.22 per diluted share, for the fourth quarter of 2015 and net income of $37.8 million, or $0.40 per diluted share, for the third quarter of 2016. Additionally, the Company reported net income of $132.7 million, or $1.41 per diluted share, for the year ended December 31, 2016 compared to $127.5 million, or $1.33 per diluted share, for the year ended December 31, 2015.

The Company reported net operating income – excluding MSR – of $30.7 million, or $0.33 per diluted share, for the fourth quarter of 2016 compared to $29.6 million, or $0.31 per diluted share, for the fourth quarter of 2015 and $36.7 million, or $0.39 per diluted share, for the third quarter of 2016. Additionally, the Company reported net operating income – excluding MSR – of $141.4 million, or $1.50 per diluted share, for the year ended December 31, 2016 compared to $138.4 million, or $1.44 per diluted share, for the year ended December 31, 2015. Net operating income – excluding MSR – is a non-GAAP financial measure used by management to assess the core operating performance of the Company. This measure excludes items such as securities gains and losses, MSR valuation adjustments, restructuring charges, merger related expenses, industry related legal settlements, and other one-time charges. A full reconciliation of this measure is provided in the supplemental schedules of this news release.

At its regular quarterly meeting today, the Board of Directors of the Company declared a quarterly cash dividend of $0.125 per common share. The dividend is payable April 3, 2017 to shareholders of record at the close of business on March 15, 2017.

“Earnings for the quarter benefitted from the positive MSR valuation adjustment of $11.2 million as a result of the rising interest rate environment,” remarked Dan Rollins, BancorpSouth Chairman and Chief Executive Officer. “Otherwise, while seasonal headwinds in several of our non-interest product offerings prevented sequential quarter improvement in certain of our operating metrics, we continue to grow our Company. We reported net loan growth of $153.2 million, or 5.7 percent annualized, while total deposits grew $98.1 million, or 3.4 percent annualized. Credit quality continues to remain stable as well, reflected by our provision for credit losses for the quarter of $1.0 million. Finally, we continue to focus on controlling costs. Total operating expenses declined by over $5 million in 2016 compared to 2015.”

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BXS Announces Fourth Quarter 2016 Financial Results

January 25, 2017

“Additionally, we continue to look for opportunities to deploy capital in a manner that enhances shareholder value. I’m excited about the opportunity presented by our transaction with the Waguespack team as we look to continue to expand our agency footprint and grow insurance commission revenue. This team is expected to add annual revenues of approximately $3 million to our book of business. Finally, we were able to continue to execute on our share repurchase program as we repurchased 436,541 shares during the quarter at a weighted average price of $22.91 per share.”

Net Interest Revenue

Net interest revenue was $115.4 million for the fourth quarter of 2016, an increase of 3.7 percent from $111.2 million for the fourth quarter of 2015 and an increase of 0.7 percent from $114.6 million for the third quarter of 2016. The fully taxable equivalent net interest margin was 3.46 percent for the fourth quarter of 2016 compared to 3.58 percent for the fourth quarter of 2015 and 3.51 percent for the third quarter of 2016. Yields on loans and leases were 4.18 percent for the fourth quarter of 2016 compared with 4.15 percent for the fourth quarter of 2015 and 4.20 percent for the third quarter of 2016, while yields on total interest earning assets were 3.70 percent for the fourth quarter of 2016 compared with 3.79 percent for the fourth quarter of 2015 and 3.74 percent for the third quarter of 2016. The average cost of deposits was 0.23 percent for the fourth quarter of 2016 compared to 0.21 percent for the fourth quarter of 2015 and 0.22 percent for the third quarter of 2016.

Asset, Deposit and Loan Activity

Total assets were $14.7 billion at December 31, 2016 compared with $13.8 billion at December 31, 2015. Loans and leases, net of unearned income, were $10.8 billion at December 31, 2016 compared with $10.4 billion at December 31, 2015.

Total deposits were $11.7 billion at December 31, 2016 compared with $11.3 billion at December 31, 2015. Time deposits decreased $12.2 million, or 0.7 percent, at December 31, 2016 compared to December 31, 2015. Over the same time period, interest bearing demand deposits increased $30.7 million, or 0.6 percent while noninterest bearing demand deposits increased $219.0 million, or 7.2 percent, and savings deposits increased $119.5 million, or 8.3 percent.

Provision for Credit Losses and Allowance for Credit Losses

Earnings for the quarter reflect a provision for credit losses of $1.0 million, compared to no recorded provision for the fourth quarter of 2015 and no recorded provision for the third quarter of 2016. Total non-performing assets (“NPAs”) were $109.7 million, or 1.01 percent of net loans and leases, at December 31, 2016 compared with $109.7 million, or 1.06 percent of net loans and leases, at December 31, 2015, and $102.3 million, or 0.96 percent of net loans and leases, at September 30, 2016.

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BXS Announces Fourth Quarter 2016 Financial Results

January 25, 2017

Net charge-offs for the fourth quarter of 2016 were $3.2 million, compared with net charge-offs of $6.6 million for the fourth quarter of 2015 and net charge-offs of $1.0 million for the third quarter of 2016. Gross charge-offs were $5.7 million for the fourth quarter of 2016, compared with $9.5 million for the fourth quarter of 2015 and $3.8 million for the third quarter of 2016. Gross recoveries of previously charged-off loans were $2.5 million for the fourth quarter of 2016, compared with $3.0 million for the fourth quarter of 2015 and $2.7 million for the third quarter of 2016. Annualized net charge-offs were 0.12 percent of average loans and leases for the fourth quarter of 2016, compared with annualized net charge-offs of 0.25 percent for the fourth quarter of 2015 and annualized net charge-offs of 0.04 percent for the third quarter of 2016.

Non-performing loans (“NPLs”) were $101.8 million, or 0.94 percent of net loans and leases, at December 31, 2016, compared with $94.9 million, or 0.92 percent of net loans and leases, at December 31, 2015, and $90.9 million, or 0.85 percent of net loans and leases, at September 30, 2016. The allowance for credit losses was $123.7 million, or 1.14 percent of net loans and leases, at December 31, 2016, compared with $126.5 million, or 1.22 percent of net loans and leases, at December 31, 2015 and $125.9 million, or 1.18 percent of net loans and leases, at September 30, 2016.

NPLs at December 31, 2016 consisted primarily of $71.8 million of nonaccrual loans, compared with $70.7 million of nonaccrual loans at September 30, 2016. NPLs at December 31, 2016 also included $4.0 million of loans 90 days or more past due and still accruing, compared with $2.3 million of such loans at September 30, 2016, and included restructured loans still accruing of $26.0 million at December 31, 2016, compared with $17.9 million of such loans at September 30, 2016. Early stage past due loans, representing loans 30-89 days past due, totaled $27.8 million at December 31, 2016 compared to $46.7 million at September 30, 2016. Other real estate owned decreased $3.6 million to $7.8 million during the fourth quarter of 2016 from $11.4 million at September 30, 2016.

Noninterest Revenue

Noninterest revenue was $73.0 million for the fourth quarter of 2016, compared with $67.4 million for the fourth quarter of 2015 and $70.9 million for the third quarter of 2016. These results included a positive MSR valuation adjustment of $11.2 million for the fourth quarter of 2016 compared with a positive MSR valuation adjustment of $2.9 million for the fourth quarter of 2015 and a positive MSR valuation adjustment of $1.8 million for the third quarter of 2016. Valuation adjustments in the MSR asset are driven primarily by fluctuations in interest rates period over period.

Excluding the MSR valuation adjustments, mortgage banking revenue was $6.6 million for the fourth quarter of 2016, compared with $7.7 million for the fourth quarter of 2015 and $10.5 million for the third quarter of 2016. Mortgage origination volume for the fourth quarter of 2016 was $395.9 million, compared with $310.0 million for the fourth quarter of 2015 and $478.2 million for the third quarter of 2016.

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BXS Announces Fourth Quarter 2016 Financial Results

January 25, 2017

Credit and debit card fee revenue was $9.3 million for the fourth quarter of 2016, compared with $9.4 million for the fourth quarter of 2015 and $9.3 million for the third quarter of 2016. Deposit service charge revenue was $10.0 million for the fourth quarter of 2016, compared with $11.8 million for the fourth quarter of 2015 and $11.3 million for the third quarter of 2016. Insurance commission revenue was $25.7 million for the fourth quarter of 2016, compared with $25.3 million for the fourth quarter of 2015 and $28.2 million for the third quarter of 2016. Wealth management revenue was $5.4 million for the fourth quarter of 2016, compared with $5.4 million for the fourth quarter of 2015 and $5.3 million for the third quarter of 2016.

Noninterest Expense

Noninterest expense for the fourth quarter of 2016 was $131.5 million, compared with $148.4 million for the fourth quarter of 2015 and $129.5 million for the third quarter of 2016. Noninterest expense for the fourth quarter of 2015 included a charge of $16.5 million related to the settlement of a 2010 class action lawsuit related to overdraft fees. Salaries and employee benefits expense was $81.8 million for the fourth quarter of 2016 compared to $80.2 million for the fourth quarter of 2015 and $82.1 million for the third quarter of 2016. Occupancy expense was $10.3 million for the fourth quarter of 2016, compared with $10.4 million for the fourth quarter of 2015 and $10.4 million for the third quarter of 2016. Other noninterest expense was $34.0 million for the fourth quarter of 2016, compared to $51.5 million for the fourth quarter of 2015 and $30.4 million for the third quarter of 2016.

Capital Management

The Company’s equity capitalization is comprised entirely of common stock. BancorpSouth’s ratio of shareholders’ equity to assets was 11.71 percent at December 31, 2016, compared with 12.00 percent at December 31, 2015 and 11.80 percent at September 30, 2016. The ratio of tangible shareholders’ equity to tangible assets was 9.73 percent at December 31, 2016, compared with 9.96 percent at December 31, 2015 and 9.86 percent at September 30, 2016.

On December 15, 2016, the Company redeemed $10.3 million in Junior Subordinated Debt Securities issued to City Bancorp Preferred Trust I. Subsequent to year-end, on January 9, 2017, the Company redeemed $6.7 million in Junior Subordinated Debt Securities issued to American State Capital Trust I and $6.2 million in Junior Subordinated Debt Securities issued to Business Holding Company Trust I. Each of these Junior Subordinated Debt Securities was assumed by the Company pursuant to various prior mergers.

Estimated regulatory capital ratios at December 31, 2016 were calculated in accordance with the Basel III capital framework. BancorpSouth is a “well capitalized” financial holding company, as defined by federal regulations, with Tier 1 risk-based capital of 12.34 percent at December 31, 2016 and total risk based capital of 13.38 percent, compared with required minimum levels of 8 percent and 10 percent, respectively, in order to qualify for “well capitalized” classification.

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BXS Announces Fourth Quarter 2016 Financial Results

January 25, 2017

Transactions

On December 19, 2016, BancorpSouth Insurance Services, Inc. announced and closed the acquisition of certain assets of Gonzales, Louisiana based Waguespack & Associates Insurance, Inc. The agency was formed in 1986 and is expected to produce annual revenues of approximately $3 million. Waguespack will continue to operate under current leadership in its current location in Gonzales.

On January 21, 2014, the Company announced the signing of a definitive merger agreement with Central Community Corporation, headquartered in Temple, Texas, pursuant to which Central Community Corporation agreed to be merged with and into the Company. Central Community Corporation is the parent company of First State Bank Central Texas (“First State Bank”), which is headquartered in Austin, Texas. First State Bank operates 31 full-service banking offices in central Texas. As of December 31, 2016, Central Community Corporation, on a consolidated basis, reported total assets of $1.4 billion, total loans of $647.6 million and total deposits of $1.1 billion. Under the terms of the definitive agreement, the Company will issue approximately 7,250,000 shares of the Company’s common stock plus $28.5 million in cash for all outstanding shares of Central Community Corporation’s capital stock, subject to certain conditions and potential adjustments. The merger has been unanimously approved by the Board of Directors of each company and was approved by Central Community Corporation shareholders on April 24, 2014. The Company and Central Community Corporation entered into an extension of the merger effective on October 13, 2016, extending the merger agreement through December 31, 2017 to allow for additional time to obtain the necessary regulatory approvals and to satisfy all closing conditions. The merger agreement remains in effect until terminated by the Board of Directors of the Company or Central Community Corporation. The terms of the agreement provide for a minimum total deal value of $202.5 million but also allow Central Community Corporation to terminate the agreement if the average closing price of the Company’s common stock declines below a certain threshold prior to closing. The transaction is expected to close shortly after receiving all required regulatory approvals, although the Company can provide no assurance that the merger will close timely or at all.

On January 8, 2014, the Company announced the signing of a definitive merger agreement with Ouachita Bancshares Corp., parent company of Ouachita Independent Bank (collectively referred to as “OIB”), headquartered in Monroe, Louisiana, pursuant to which Ouachita Bancshares Corp. agreed to be merged with and into the Company. OIB operates 11 full-service banking offices along the I-20 corridor and has a loan production office in Madison, Mississippi. As of December 31, 2016, OIB, on a consolidated basis, reported total assets of $671.5 million, total loans of $494.8 million and total deposits of $567.2 million. Under the terms of the definitive agreement, the Company will issue approximately 3,675,000 shares of the Company’s common stock plus $22.875 million in cash for all outstanding shares of Ouachita Bancshares Corp.’s capital stock, subject to certain conditions and potential adjustments. The merger has been unanimously approved by the Board of Directors of each company and was approved by Ouachita Bancshares Corp. shareholders on April 8, 2014. The Company and Ouachita Bancshares Corp. entered into an extension of the merger effective on October 13, 2016, extending the merger agreement through December 31, 2017 to allow for additional time to obtain the necessary regulatory approvals and to satisfy all closing conditions. The merger

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BXS Announces Fourth Quarter 2016 Financial Results

January 25, 2017

agreement remains in effect until terminated by the Board of Directors of the Company or Ouachita Bancshares Corp. The terms of the agreement provide for a minimum total deal value of $111.1 million but also allow Ouachita Bancshares Corp. to terminate the agreement if the average closing price of the Company’s common stock declines below a certain threshold prior to closing. The transaction is expected to close shortly after receiving all required regulatory approvals, although the Company can provide no assurance that the merger will close timely or at all.

For the most recent information regarding the status of the merger with Central Community Corporation and the status of the merger with Ouachita Bancshares Corp. in our periodic and current reports, please refer to the Form 8-K that was previously filed with the SEC on October 14, 2016.

Summary

Rollins concluded, “I believe our annual results for 2016 reflect our simple strategy of continuing to grow our Company while challenging expenses. We reported total loan growth for the year of over $435 million and total deposit growth of over $355 million. This growth, combined with a relatively stable net interest margin, resulted in annual growth in net interest income of $17.8 million, or 4.1 percent. Our mortgage team originated $1.7 billion in mortgage loans for the year and reported mortgage banking revenue growth, excluding MSR, of $4.0 million, or 11.0 percent. Our insurance team was able to grow their customer base and hold total commission revenue essentially flat, despite continued pricing pressure on premiums across the industry. Finally, we continue to improve our cost structure. Our operating efficiency ratio – excluding MSR – declined from 72.14 percent in 2015 to 69.92 percent for 2016. As we move into 2017, I’m confident this simple approach will allow us to continue improving our operating performance.”

Conference Call

BancorpSouth will conduct a conference call to discuss its fourth quarter 2016 results on January 26, 2017, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth’s website at www.bancorpsouth.com and accessing the “Investor Relations” webpage. A replay of the conference call will be available at BancorpSouth’s website for at least two weeks following the call.

About BancorpSouth, Inc.

BancorpSouth, Inc. (NYSE: BXS) is a financial holding company headquartered in Tupelo, Mississippi, with $14.7 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates 234 full service branch locations as well as additional mortgage, insurance, and loan production offices in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas, including an insurance location in Illinois. BancorpSouth is committed to a culture of respect, diversity, and inclusion in both its workplace and communities. To learn more, visit our Community Commitment page at www.bancorpsouth.com. Like us on Facebook; follow us on Twitter: @MyBXS; or connect with us through LinkedIn.

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BXS Announces Fourth Quarter 2016 Financial Results

January 25, 2017

Forward-Looking Statements

Certain statements contained in this news release may not be based upon historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “hope,” “intend,” “may,” “might,” “plan,” “will,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to the terms, timing and closings of the proposed mergers with Ouachita Bancshares Corp. and Central Community Corporation, the Company’s ability to operate its regulatory compliance programs consistent with federal, state and local laws, including its Bank Secrecy Act (“BSA”) and anti-money laundering (“AML”) compliance program and its fair lending compliance program, the Company’s compliance with the consent order it entered into with the Consumer Financial Protection Bureau (the “CFPB”) and the United States Department of Justice (“DOJ”) related to the Company’s fair lending practices (the “Consent Order”), the acceptance by customers of Ouachita Bancshares Corp. and Central Community Corporation of the Company’s products and services if the proposed mergers close, the outcome of any instituted, pending or threatened material litigation, amortization expense for intangible assets, goodwill impairments, loan impairment, utilization of appraisals and inspections for real estate loans, maturity, renewal or extension of construction, acquisition and development loans, net interest revenue, fair value determinations, the amount of the Company’s non-performing loans and leases, credit quality, credit losses, liquidity, off-balance sheet commitments and arrangements, valuation of mortgage servicing rights, allowance and provision for credit losses, early identification and resolution of credit issues, utilization of non-GAAP financial measures, the ability of the Company to collect all amounts due according to the contractual terms of loan agreements, the Company’s reserve for losses from representation and warranty obligations, the Company’s foreclosure process related to mortgage loans, the resolution of non-performing loans that are collaterally dependent, real estate values, fully-indexed interest rates, interest rate risk, interest rate sensitivity, calculation of economic value of equity, impaired loan charge-offs, diversification of the Company’s revenue stream, the growth of the Company’s insurance business and commission revenue, the growth of the Company’s loan, deposit and fee revenue sources, liquidity needs and strategies, sources of funding, net interest margin, declaration and payment of dividends, the utilization of the Company’s share repurchase program, the implementation and execution of cost saving initiatives, improvement in the Company’s efficiencies, operating expense trends, future acquisitions and consideration to be used therefor, and the impact of certain claims and ongoing, pending or threatened litigation, administrative and investigatory matters.

The Company cautions readers not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors may include, but are not limited to, the Company’s ability to operate its regulatory compliance programs consistent with federal, state and local laws, including its BSA/AML compliance program and its fair lending compliance program, the Company’s ability to successfully implement and comply with the Consent Order, the ability of the Company, Ouachita Bancshares Corp. and Central Community Corporation to obtain regulatory approval of and close the proposed mergers, the willingness of Ouachita Bancshares Corp. and Central Community Corporation to proceed with the proposed mergers, the potential impact upon the Company of the delay in the closings of these proposed mergers, the impact of any ongoing, pending or threatened litigation, administrative and investigatory matters involving the Company, conditions in the financial markets and economic conditions generally, the adequacy of the Company’s provision and allowance for credit losses to cover actual credit losses, the credit risk associated with real estate construction, acquisition and development loans, limitations on the Company’s ability to declare and pay dividends, the availability of capital on favorable terms if and when needed, liquidity risk, governmental regulation, including the Dodd-Frank Act, and supervision of the Company’s operations, the short-term and long-term impact of changes to banking capital standards on the Company’s regulatory capital and liquidity, the impact of regulations on service charges on the Company’s core deposit accounts, the susceptibility of the Company’s business to local economic and environmental conditions, the soundness of other financial institutions, changes in interest rates, the impact of monetary policies and economic factors on the Company’s ability to attract deposits or make loans, volatility in capital and credit markets, reputational risk, the impact of the loss of any key Company personnel, the impact of hurricanes or other adverse weather events, any requirement that the Company write down goodwill or other intangible assets, diversification in the types of financial services the Company offers, the growth of the Company’s insurance business and commission revenue, the growth of the Company’s loan, deposit and fee revenue sources, the Company’s ability to adapt its products and services to evolving industry standards and consumer preferences, competition with other financial services companies, risks in connection with completed or potential acquisitions, the Company’s growth strategy, interruptions or breaches in the Company’s information system security, the failure of certain third-party vendors to perform, unfavorable ratings by rating agencies, dilution caused by the Company’s issuance of any additional shares of its common stock to raise capital or acquire other banks, bank holding companies, financial holding companies and insurance agencies, the utilization of the Company’s share repurchase program, the implementation and execution of cost saving initiatives, other factors generally understood to affect the assets, business, cash flows, financial condition, liquidity, prospects and/or results of operations of financial services companies and other factors detailed from time to time in the Company’s press and news releases, reports and other filings with the SEC. Forward-looking statements speak only as of the date that they were made, and, except as required by law, the Company does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances that occur after the date of this news release.

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BXS Announces Fourth Quarter 2016 Financial Results

January 25, 2017

BancorpSouth, Inc.

Selected Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended 12/31/2016	Quarter Ended 9/30/2016	Quarter Ended 6/30/2016	Quarter Ended 3/31/2016	Quarter Ended 12/31/2015	Year Ended 12/31/2016	Year Ended 12/31/2015
Earnings Summary:
Interest revenue	$123,444	$122,340	$119,423	$117,972	$118,050	$483,179	$464,378
Interest expense	8,057	7,750	7,107	6,813	6,820	29,727	28,696

Net interest revenue	115,387	114,590	112,316	111,159	111,230	453,452	435,682
Provision for credit losses	1,000	—	2,000	1,000	—	4,000	(13,000)

Net interest revenue, after provision for credit losses	114,387	114,590	110,316	110,159	111,230	449,452	448,682
Noninterest revenue	72,964	70,868	69,683	65,515	67,386	279,030	277,968
Noninterest expense	131,508	129,512	128,718	142,300	148,351	532,038	539,911

Income before income taxes	55,843	55,946	51,281	33,374	30,265	196,444	186,739
Income tax expense	18,173	18,129	16,589	10,825	9,096	63,716	59,248

Net income	$37,670	$37,817	$34,692	$22,549	$21,169	$132,728	$127,491

Balance Sheet - Period End Balances
Total assets	$14,724,388	$14,611,483	$14,137,160	$13,926,398	$13,798,662	$14,724,388	$13,798,662
Total earning assets	13,549,407	13,483,345	12,977,030	12,760,031	12,656,791	13,549,407	12,656,791
Total securities	2,531,676	2,468,199	2,103,883	2,016,373	2,082,329	2,531,676	2,082,329
Loans and leases, net of unearned income	10,811,991	10,658,761	10,575,978	10,444,697	10,372,778	10,811,991	10,372,778
Allowance for credit losses	123,736	125,887	126,935	126,506	126,458	123,736	126,458
Total deposits	11,688,141	11,590,059	11,364,367	11,486,697	11,331,161	11,688,141	11,331,161
Long-term debt	530,000	563,495	365,588	67,681	69,775	530,000	69,775
Total shareholders’ equity	1,723,883	1,724,104	1,713,043	1,679,793	1,655,444	1,723,883	1,655,444

Balance Sheet - Average Balances
Total assets	$14,655,360	$14,366,759	$14,027,786	$13,851,661	$13,724,595	$14,226,953	$13,583,715
Total earning assets	13,525,284	13,265,266	12,963,056	12,830,000	12,628,685	13,147,264	12,505,670
Total securities	2,479,008	2,186,889	2,069,058	2,037,739	2,110,195	2,193,937	2,180,117
Loans and leases, net of unearned income	10,737,802	10,601,481	10,513,732	10,372,925	10,321,299	10,557,103	9,995,005
Total deposits	11,700,213	11,509,764	11,437,422	11,431,480	11,182,750	11,520,186	11,149,567
Long-term debt	534,141	430,886	219,434	67,750	69,775	313,979	72,900
Total shareholders’ equity	1,724,871	1,719,503	1,690,906	1,668,465	1,650,924	1,701,052	1,654,028

Nonperforming Assets:
Non-accrual loans and leases	$71,812	$70,725	$68,638	$81,926	$83,028	$71,812	$83,028
Loans and leases 90+ days past due, still accruing	3,983	2,255	1,875	4,567	2,013	3,983	2,013
Restructured loans and leases, still accruing	26,047	17,936	9,687	7,753	9,876	26,047	9,876

Non-performing loans (NPLs)	101,842	90,916	80,200	94,246	94,917	101,842	94,917

Other real estate owned	7,810	11,391	14,658	12,685	14,759	7,810	14,759

Non-performing assets (NPAs)	$109,652	$102,307	$94,858	$106,931	$109,676	$109,652	$109,676

Financial Ratios and Other Data:
Return on average assets	1.02%	1.05%	0.99%	0.65%	0.61%	0.93%	0.94%
Operating return on average assets-excluding MSR*	0.83%	1.02%	1.07%	1.07%	0.86%	0.99%	1.02%
Return on average shareholders’ equity	8.69%	8.75%	8.25%	5.44%	5.09%	7.80%	7.71%
Operating return on average shareholders’ equity-excluding MSR*	7.08%	8.49%	8.84%	8.89%	7.12%	8.31%	8.37%
Return on tangible equity*	10.70%	10.68%	9.99%	6.63%	6.25%	9.47%	9.50%
Operating return on tangible equity-excluding MSR*	8.71%	10.36%	10.70%	10.84%	8.75%	10.09%	10.30%
Noninterest income to average assets	1.98%	1.96%	2.00%	1.90%	1.95%	1.96%	2.05%
Noninterest expense to average assets	3.57%	3.59%	3.69%	4.13%	4.29%	3.74%	3.97%
Net interest margin-fully taxable equivalent	3.46%	3.51%	3.56%	3.56%	3.58%	3.52%	3.57%
Net interest rate spread	3.36%	3.41%	3.47%	3.47%	3.48%	3.42%	3.47%
Efficiency ratio (tax equivalent)*	68.95%	68.92%	69.77%	79.39%	81.86%	71.67%	74.53%
Operating efficiency ratio-excluding MSR (tax equivalent)*	73.29%	69.59%	68.21%	68.66%	73.89%	69.92%	72.14%
Loan/deposit ratio	92.50%	91.96%	93.06%	90.93%	91.54%	92.50%	91.54%
Price to earnings multiple (avg)	22.02	18.86	19.07	17.33	18.17	22.02	18.17
Market value to book value	168.76%	126.59%	125.23%	119.81%	136.46%	168.76%	136.46%
Market value to book value (avg)	145.61%	129.73%	124.62%	116.78%	142.53%	127.73%	136.87%
Market value to tangible book value	207.63%	154.87%	153.53%	147.04%	168.15%	207.63%	168.15%
Market value to tangible book value (avg)	179.14%	158.71%	152.78%	143.33%	175.64%	157.14%	168.67%
Headcount FTE	3,998	3,981	4,028	3,966	3,970	3,998	3,970

*	Denotes non-GAAP financial measure. Refer to related disclosure and reconciliation on pages 20 and 21.

- MORE -

BXS Announces Fourth Quarter 2016 Financial Results

January 25, 2017

BancorpSouth, Inc.

Selected Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended 12/31/2016	Quarter Ended 9/30/2016	Quarter Ended 6/30/2016	Quarter Ended 3/31/2016	Quarter Ended 12/31/2015	Year Ended 12/31/2016	Year Ended 12/31/2015

Credit Quality Ratios:
Net charge-offs to average loans and leases (annualized)	0.12%	0.04%	0.06%	0.04%	0.25%	0.06%	0.03%
Provision for credit losses to average loans and leases (annualized)	0.04%	0.00%	0.08%	0.04%	0.00%	0.04%	(0.13%)
Allowance for credit losses to net loans and leases	1.14%	1.18%	1.20%	1.21%	1.22%	1.14%	1.22%
Allowance for credit losses to non-performing loans and leases	121.50%	138.47%	158.27%	134.23%	133.23%	121.50%	133.23%
Allowance for credit losses to non-performing assets	112.84%	123.05%	133.82%	118.31%	115.30%	112.84%	115.30%
Non-performing loans and leases to net loans and leases	0.94%	0.85%	0.76%	0.90%	0.92%	0.94%	0.92%
Non-performing assets to net loans and leases	1.01%	0.96%	0.90%	1.02%	1.06%	1.01%	1.06%

Equity Ratios:
Total shareholders’ equity to total assets	11.71%	11.80%	12.12%	12.06%	12.00%	11.71%	12.00%
Tangible shareholders’ equity to tangible assets*	9.73%	9.86%	10.11%	10.05%	9.96%	9.73%	9.96%

Capital Adequacy:
Common Equity Tier 1 capital	12.23%	12.13%	12.17%	12.14%	12.07%	12.23%	12.07%
Tier 1 capital	12.34%	12.32%	12.37%	12.34%	12.27%	12.34%	12.27%
Total capital	13.38%	13.37%	13.45%	13.43%	13.37%	13.38%	13.37%
Tier 1 leverage capital	10.32%	10.53%	10.66%	10.61%	10.61%	10.32%	10.61%
Estimated for current quarter

Common Share Data:
Basic earnings per share	$0.40	$0.40	$0.37	$0.24	$0.22	$1.41	$1.33
Diluted earnings per share	0.40	0.40	0.37	0.24	0.22	1.41	1.33
Operating earnings per share*	0.40	0.40	0.37	0.34	0.33	1.51	1.44
Operating earnings per share- excluding MSR*	0.33	0.39	0.39	0.39	0.31	1.50	1.44
Cash dividends per share	0.13	0.13	0.10	0.10	0.10	0.45	0.35
Book value per share	18.40	18.33	18.12	17.79	17.58	18.40	17.58
Tangible book value per share*	14.95	14.98	14.78	14.49	14.27	14.95	14.27
Market value per share (last)	31.05	23.20	22.69	21.31	23.99	31.05	23.99
Market value per share (high)	31.75	25.09	24.18	23.64	27.23	31.75	27.23
Market value per share (low)	22.23	20.98	20.19	18.69	22.44	18.69	19.64
Market value per share (avg)	26.79	23.78	22.58	20.77	25.06	23.50	24.06
Dividend payout ratio	31.11%	31.17%	22.58%	41.85%	44.46%	31.94%	26.31%
Total shares outstanding	93,696,687	94,074,740	94,546,091	94,438,626	94,162,728	93,696,687	94,162,728
Average shares outstanding - basic	93,740,626	94,303,916	94,461,025	94,369,211	94,111,408	94,218,694	95,824,989
Average shares outstanding - diluted	93,966,392	94,563,833	94,694,795	94,593,540	94,384,443	94,454,640	96,123,847

Yield/Rate:
(Taxable equivalent basis)
Loans, loans held for sale, and leases net of unearned income	4.18%	4.20%	4.20%	4.21%	4.15%	4.20%	4.23%
Available-for-sale securities:
Taxable	1.31%	1.33%	1.40%	1.40%	1.48%	1.36%	1.46%
Tax-exempt	5.29%	5.32%	5.36%	5.36%	5.32%	5.33%	5.37%
Short-term investments	0.41%	0.52%	0.39%	0.33%	0.22%	0.42%	0.23%
Total interest earning assets and revenue	3.70%	3.74%	3.78%	3.78%	3.79%	3.75%	3.80%
Deposits	0.23%	0.22%	0.21%	0.21%	0.21%	0.22%	0.23%
Demand - interest bearing	0.20%	0.19%	0.18%	0.17%	0.18%	0.19%	0.18%
Savings	0.12%	0.12%	0.12%	0.12%	0.12%	0.12%	0.12%
Other time	0.79%	0.78%	0.75%	0.73%	0.71%	0.76%	0.77%
Short-term borrowings	0.16%	0.15%	0.15%	0.14%	0.12%	0.15%	0.12%
Total interest bearing deposits & short-term borrowings	0.31%	0.30%	0.29%	0.28%	0.28%	0.29%	0.30%
Junior subordinated debt	3.53%	3.27%	3.23%	3.18%	2.93%	3.30%	2.87%
Long-term debt	0.73%	0.83%	1.21%	3.08%	2.95%	0.98%	2.91%
Total interest bearing liabilities and expense	0.34%	0.34%	0.32%	0.31%	0.31%	0.33%	0.33%
Interest bearing liabilities to interest earning assets	69.43%	69.33%	69.47%	69.75%	69.23%	69.49%	70.09%
Net interest tax equivalent adjustment	$2,371	$2,462	$2,493	$2,558	$2,601	$9,884	$10,789

*	Denotes non-GAAP financial measure. Refer to related disclosure and reconciliation on pages 20 and 21.

- MORE -

BXS Announces Fourth Quarter 2016 Financial Results

January 25, 2017

BancorpSouth, Inc.

Consolidated Balance Sheets

(Unaudited)

	Dec-16	Sep-16	Jun-16	Mar-16	Dec-15
	(Dollars in thousands)
Assets
Cash and due from banks	$184,152	$172,782	$186,381	$197,538	$154,192
Interest bearing deposits with other banks	38,813	151,944	86,472	148,915	43,777
Available-for-sale securities, at fair value	2,531,676	2,468,199	2,103,883	2,016,373	2,082,329
Loans and leases	10,835,512	10,685,166	10,604,547	10,475,528	10,404,326
Less: Unearned income	23,521	26,405	28,569	30,831	31,548
Allowance for credit losses	123,736	125,887	126,935	126,506	126,458

Net loans and leases	10,688,255	10,532,874	10,449,043	10,318,191	10,246,320
Loans held for sale	166,927	204,441	210,698	150,046	157,907
Premises and equipment, net	305,561	305,245	305,694	306,765	308,125
Accrued interest receivable	42,005	41,583	39,645	41,401	40,901
Goodwill	300,798	294,901	294,901	291,498	291,498
Other identifiable intangibles	21,894	19,908	20,831	19,664	20,545
Bank owned life insurance	258,648	257,015	255,240	253,427	251,534
Other real estate owned	7,810	11,391	14,658	12,685	14,759
Other assets	177,849	151,200	169,714	169,895	186,775

Total Assets	$14,724,388	$14,611,483	$14,137,160	$13,926,398	$13,798,662

Liabilities
Deposits:
Demand: Noninterest bearing	$3,250,537	$3,308,361	$3,133,460	$3,103,321	$3,031,528
Interest bearing	5,034,470	4,877,482	4,838,704	5,033,565	5,003,806
Savings	1,561,819	1,533,401	1,512,694	1,506,942	1,442,336
Other time	1,841,315	1,870,815	1,879,509	1,842,869	1,853,491

Total deposits	11,688,141	11,590,059	11,364,367	11,486,697	11,331,161
Securities sold under agreement to repurchase	454,002	468,969	415,949	431,089	405,937
Federal funds purchased and other short-term borrowing	92,000	—	—	—	62,000
Accrued interest payable	3,975	4,107	3,727	3,305	3,071
Junior subordinated debt securities	12,888	23,198	23,198	23,198	23,198
Long-term debt	530,000	563,495	365,588	67,681	69,775
Other liabilities	219,499	237,551	251,288	234,635	248,076

Total Liabilities	13,000,505	12,887,379	12,424,117	12,246,605	12,143,218
Shareholders’ Equity
Common stock	234,242	235,187	236,365	236,097	235,407
Capital surplus	271,292	278,973	286,994	283,800	282,934
Accumulated other comprehensive loss	(50,937)	(33,549)	(27,587)	(32,144)	(41,825)
Retained earnings	1,269,286	1,243,493	1,217,271	1,192,040	1,178,928

Total Shareholders’ Equity	1,723,883	1,724,104	1,713,043	1,679,793	1,655,444

Total Liabilities & Shareholders’ Equity	$14,724,388	$14,611,483	$14,137,160	$13,926,398	$13,798,662

- MORE -

BXS Announces Fourth Quarter 2016 Financial Results

January 25, 2017

BancorpSouth, Inc.

Consolidated Average Balance Sheets

(Unaudited)

	Dec-16	Sep-16	Jun-16	Mar-16	Dec-15
	(Dollars in thousands)
Assets
Cash and due from banks	$171,791	$157,233	$117,193	$71,528	$159,696
Interest bearing deposits with other banks	165,805	311,545	237,635	316,108	69,552
Available-for-sale securities, at fair value	2,479,008	2,186,889	2,069,058	2,037,739	2,110,195
Loans and leases	10,763,314	10,629,522	10,543,795	10,405,063	10,353,913
Less: Unearned income	25,512	28,041	30,063	32,138	32,614
Allowance for credit losses	125,526	126,820	126,103	126,567	132,375

Net loans and leases	10,612,276	10,474,661	10,387,629	10,246,358	10,188,924
Loans held for sale	142,669	165,351	142,632	103,227	127,638
Premises and equipment, net	305,994	305,707	307,600	308,065	306,881
Accrued interest receivable	38,648	38,125	36,887	38,306	38,142
Goodwill	296,888	294,901	292,620	291,498	291,498
Other identifiable intangibles	20,303	20,248	19,796	19,987	20,880
Bank owned life insurance	257,397	255,967	254,191	252,422	250,577
Other real estate owned	9,084	13,664	15,666	14,523	21,049
Other assets	155,497	142,468	146,879	151,900	139,563

Total Assets	$14,655,360	$14,366,759	$14,027,786	$13,851,661	$13,724,595

Liabilities
Deposits:
Demand: Noninterest bearing	$3,344,632	$3,221,539	$3,122,153	$3,014,896	$3,106,947
Interest bearing	4,951,906	4,886,920	4,957,827	5,102,648	4,782,234
Savings	1,543,542	1,525,016	1,510,250	1,468,262	1,421,361
Other time	1,860,133	1,876,289	1,847,192	1,845,674	1,872,208

Total deposits	11,700,213	11,509,764	11,437,422	11,431,480	11,182,750
Securities sold under agreement to repurchase	475,669	454,826	443,340	431,260	466,865
Federal funds purchased and other short-term borrowing	3,924	11	4,275	10,484	107,408
Accrued interest payable	4,031	3,950	3,509	3,248	3,340
Junior subordinated debt securities	21,181	23,198	23,198	23,198	23,198
Long-term debt	534,141	430,886	219,434	67,750	69,775
Other liabilities	191,330	224,621	205,702	215,776	220,335

Total Liabilities	12,930,489	12,647,256	12,336,880	12,183,196	12,073,671
Shareholders’ Equity
Common stock	234,323	235,860	236,176	235,946	235,227
Capital surplus	271,900	283,437	284,818	282,796	282,076
Accumulated other comprehensive loss	(40,454)	(29,743)	(32,820)	(36,184)	(38,618)
Retained earnings	1,259,102	1,229,949	1,202,732	1,185,907	1,172,239

Total Shareholders’ Equity	1,724,871	1,719,503	1,690,906	1,668,465	1,650,924

Total Liabilities & Shareholders’ Equity	$14,655,360	$14,366,759	$14,027,786	$13,851,661	$13,724,595

- MORE -

BXS Announces Fourth Quarter 2016 Financial Results

January 25, 2017

BancorpSouth, Inc.

Consolidated Condensed Statements of Income

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended					Year Ended
	Dec-16	Sep-16	Jun-16	Mar-16	Dec-15	Dec-16	Dec-15
INTEREST REVENUE:
Loans and leases	$112,189	$111,605	$109,078	$107,805	$107,164	$440,677	$419,813
Deposits with other banks	169	409	229	263	40	1,070	438
Available-for-sale securities:
Taxable	7,105	6,189	6,009	5,888	6,550	25,191	26,308
Tax-exempt	2,771	2,898	2,924	3,032	3,137	11,625	13,075
Loans held for sale	1,210	1,239	1,183	984	1,159	4,616	4,744

Total interest revenue	123,444	122,340	119,423	117,972	118,050	483,179	464,378

INTEREST EXPENSE:
Interest bearing demand	2,514	2,361	2,208	2,163	2,166	9,246	8,820
Savings	470	462	451	443	434	1,826	1,703
Other time	3,711	3,661	3,436	3,354	3,356	14,162	14,837
Federal funds purchased and securities sold under agreement to repurchase	190	173	159	140	112	662	383
Long-term debt	985	902	665	530	581	3,082	2,285
Junior subordinated debt	187	190	187	183	171	747	667
Other	—	1	1	—	—	2	1

Total interest expense	8,057	7,750	7,107	6,813	6,820	29,727	28,696

Net interest revenue	115,387	114,590	112,316	111,159	111,230	453,452	435,682
Provision for credit losses	1,000	—	2,000	1,000	—	4,000	(13,000)

Net interest revenue, after provision for credit losses	114,387	114,590	110,316	110,159	111,230	449,452	448,682

NONINTEREST REVENUE:
Mortgage banking	17,792	12,282	9,043	2,618	10,522	41,735	35,530
Credit card, debit card and merchant fees	9,262	9,292	9,495	8,961	9,414	37,010	36,533
Deposit service charges	9,956	11,313	11,018	11,014	11,836	43,301	46,765
Security gains, net	39	1	86	2	48	128	136
Insurance commissions	25,709	28,194	28,803	33,249	25,348	115,955	116,744
Wealth Management	5,401	5,312	5,347	5,109	5,375	21,169	22,660
Other	4,805	4,474	5,891	4,562	4,843	19,732	19,600

Total noninterest revenue	72,964	70,868	69,683	65,515	67,386	279,030	277,968

NONINTEREST EXPENSE:
Salaries and employee benefits	81,839	82,079	81,832	82,467	80,177	328,217	322,469
Occupancy, net of rental income	10,294	10,412	10,109	10,273	10,434	41,088	41,866
Equipment	3,563	3,423	3,295	3,765	3,569	14,046	15,309
Deposit insurance assessments	1,818	3,227	2,582	2,288	2,630	9,915	9,509
Regulatory settlement	—	—	—	10,277	—	10,277	—
Other	33,994	30,371	30,900	33,230	51,541	128,495	150,758

Total noninterest expense	131,508	129,512	128,718	142,300	148,351	532,038	539,911

Income before income taxes	55,843	55,946	51,281	33,374	30,265	196,444	186,739
Income tax expense	18,173	18,129	16,589	10,825	9,096	63,716	59,248

Net income	$37,670	$37,817	$34,692	$22,549	$21,169	$132,728	$127,491

Net income per share: Basic	$0.40	$0.40	$0.37	$0.24	$0.22	$1.41	$1.33

Diluted	$0.40	$0.40	$0.37	$0.24	$0.22	$1.41	$1.33

- MORE -

BXS Announces Fourth Quarter 2016 Financial Results

January 25, 2017

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Dec-16	Sep-16	Jun-16	Mar-16	Dec-15
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$1,612,295	$1,616,152	$1,698,089	$1,716,477	$1,747,774
Real estate
Consumer mortgages	2,643,966	2,611,387	2,549,989	2,480,828	2,472,202
Home equity	628,846	622,566	614,686	605,228	589,752
Agricultural	245,377	242,171	251,566	239,422	259,360
Commercial and industrial-owner occupied	1,764,265	1,668,477	1,644,618	1,654,577	1,617,429
Construction, acquisition and development	1,157,248	1,121,386	1,021,218	966,362	945,045
Commercial real estate	2,237,719	2,240,717	2,254,653	2,233,742	2,188,048
Credit cards	109,656	107,447	108,101	106,714	112,165
All other	412,619	428,458	433,058	441,347	441,003

Total loans	$10,811,991	$10,658,761	$10,575,978	$10,444,697	$10,372,778

ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$125,887	$126,935	$126,506	$126,458	$133,009

Loans and leases charged-off:
Commercial and industrial	(2,483)	(1,180)	(748)	(140)	(6,193)
Real estate
Consumer mortgages	(905)	(595)	(477)	(710)	(1,146)
Home equity	(873)	(237)	(224)	(550)	(147)
Agricultural	—	(89)	(10)	(11)	(16)
Commercial and industrial-owner occupied	(20)	(261)	(660)	(154)	(357)
Construction, acquisition and development	(10)	(5)	(280)	(226)	(221)
Commercial real estate	—	(14)	(870)	(245)	(122)
Credit cards	(815)	(696)	(614)	(720)	(723)
All other	(580)	(713)	(417)	(487)	(623)

Total loans charged-off	(5,686)	(3,790)	(4,300)	(3,243)	(9,548)

Recoveries:
Commercial and industrial	1,019	263	339	212	354
Real estate
Consumer mortgages	413	327	499	455	596
Home equity	71	109	246	80	123
Agricultural	15	28	96	36	20
Commercial and industrial-owner occupied	201	117	101	125	307
Construction, acquisition and development	195	382	524	272	1,061
Commercial real estate	176	1,043	509	683	149
Credit cards	208	262	199	181	152
All other	237	211	216	247	235

Total recoveries	2,535	2,742	2,729	2,291	2,997

Net charge-offs	(3,151)	(1,048)	(1,571)	(952)	(6,551)

Provision charged to operating expense	1,000	—	2,000	1,000	—

Balance, end of period	$123,736	$125,887	$126,935	$126,506	$126,458

Average loans for period	$10,737,802	$10,601,481	$10,513,732	$10,372,925	$10,321,299

Ratio:
Net charge-offs to average loans (annualized)	0.12%	0.04%	0.06%	0.04%	0.25%

- MORE -

BXS Announces Fourth Quarter 2016 Financial Results

January 25, 2017

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Dec-16	Sep-16	Jun-16	Mar-16	Dec-15
NON-PERFORMING ASSETS
NON-PERFORMING LOANS AND LEASES:
Nonaccrual Loans and Leases
Commercial and industrial	$13,679	$11,659	$8,675	$10,248	$8,493
Real estate
Consumer mortgages	21,084	20,196	19,309	22,968	21,637
Home equity	3,817	3,721	2,734	3,564	4,021
Agricultural	1,546	1,194	1,107	932	921
Commercial and industrial-owner occupied	10,791	11,983	16,021	16,633	16,512
Construction, acquisition and development	7,022	6,939	6,086	7,720	9,130
Commercial real estate	13,402	14,793	14,197	19,417	21,741
Credit cards	161	121	159	188	188
All other	310	119	350	256	385

Total nonaccrual loans and leases	$71,812	$70,725	$68,638	$81,926	$83,028

Loans and Leases 90+ Days Past Due, Still Accruing:	3,983	2,255	1,875	4,567	2,013
Restructured Loans and Leases, Still Accruing	26,047	17,936	9,687	7,753	9,876

Total non-performing loans and leases	101,842	90,916	80,200	94,246	94,917

OTHER REAL ESTATE OWNED:	7,810	11,391	14,658	12,685	14,759

Total Non-performing Assets	$109,652	$102,307	$94,858	$106,931	$109,676

Additions to Nonaccrual Loans and Leases During the Quarter	$16,007	$17,319	$10,553	$15,933	$34,050

Loans and Leases 30-89 Days Past Due, Still Accruing:
Commercial and industrial	$3,449	$6,736	$3,748	$3,758	$2,409
Real estate
Consumer mortgages	14,490	15,443	15,784	11,985	15,128
Home equity	3,072	3,854	2,842	2,414	2,456
Agricultural	1,283	616	367	240	303
Commercial and industrial-owner occupied	2,120	1,712	2,854	669	1,018
Construction, acquisition and development	1,344	1,272	1,137	1,489	1,070
Commercial real estate	653	15,221	3,776	1,831	830
Credit cards	726	774	677	569	677
All other	673	1,089	712	606	744

Total Loans and Leases 30-89 days past due, still accruing	$27,810	$46,717	$31,897	$23,561	$24,635

Credit Quality Ratios:
Provision for credit losses to average loans and leases (annualized)	0.04%	0.00%	0.08%	0.04%	0.00%
Allowance for credit losses to net loans and leases	1.14%	1.18%	1.20%	1.21%	1.22%
Allowance for credit losses to non-performing loans and leases	121.50%	138.47%	158.27%	134.23%	133.23%
Allowance for credit losses to non-performing assets	112.84%	123.05%	133.82%	118.31%	115.30%
Non-performing loans and leases to net loans and leases	0.94%	0.85%	0.76%	0.90%	0.92%
Non-performing assets to net loans and leases	1.01%	0.96%	0.90%	1.02%	1.06%

- MORE -

BXS Announces Fourth Quarter 2016 Financial Results

January 25, 2017

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	December 31, 2016
		Special
	Pass	Mention	Substandard	Doubtful	Loss	Impaired	Total
LOAN PORTFOLIO BY INTERNALLY ASSIGNED GRADE:
Commercial and industrial	$1,562,263	$—	$41,618	$100	$—	$8,314	$1,612,295
Real estate
Consumer mortgages	2,579,905	522	61,602	282	—	1,655	2,643,966
Home equity	616,758	—	11,231	—	—	857	628,846
Agricultural	233,939	—	10,577	—	—	861	245,377
Commercial and industrial-owner occupied	1,705,266	3,668	47,010	—	—	8,321	1,764,265
Construction, acquisition and development	1,135,618	—	15,697	—	—	5,933	1,157,248
Commercial real estate	2,179,318	634	45,471	—	—	12,296	2,237,719
Credit cards	109,656	—	—	—	—	—	109,656
All other	405,611	—	7,008	—	—	—	412,619

Total loans	$10,528,334	$4,824	$240,214	$382	$—	$38,237	$10,811,991

	September 30, 2016
		Special
	Pass	Mention	Substandard	Doubtful	Loss	Impaired	Total
LOAN PORTFOLIO BY INTERNALLY ASSIGNED GRADE:
Commercial and industrial	$1,567,073	$—	$42,117	$774	$—	$6,188	$1,616,152
Real estate
Consumer mortgages	2,549,780	528	59,727	89	—	1,263	2,611,387
Home equity	610,313	—	10,766	—	—	1,487	622,566
Agricultural	230,891	—	10,639	—	—	641	242,171
Commercial and industrial-owner occupied	1,619,545	512	39,135	—	—	9,285	1,668,477
Construction, acquisition and development	1,103,739	—	11,308	—	—	6,339	1,121,386
Commercial real estate	2,188,170	—	38,637	—	—	13,910	2,240,717
Credit cards	107,447	—	—	—	—	—	107,447
All other	420,838	—	7,620	—	—	—	428,458

Total loans	$10,397,796	$1,040	$219,949	$863	$—	$39,113	$10,658,761

- MORE -

BXS Announces Fourth Quarter 2016 Financial Results

January 25, 2017

BancorpSouth, Inc.

Geographical Information

(Dollars in thousands)

(Unaudited)

	December 31, 2016
	Alabama
	and Florida
	Panhandle	Arkansas	Louisiana	Mississippi	Missouri	Tennessee	Texas	Other	Total
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$150,644	$194,141	$181,338	$594,016	$78,450	$122,403	$225,390	$65,913	$1,612,295
Real estate
Consumer mortgages	349,488	320,160	229,038	833,535	87,015	305,512	491,396	27,822	2,643,966
Home equity	98,427	44,608	71,030	230,337	22,734	145,079	15,070	1,561	628,846
Agricultural	6,579	87,424	26,624	67,797	5,481	13,482	37,950	40	245,377
Commercial and industrial-owner occupied	200,929	191,826	206,321	713,548	45,248	147,034	259,359	—	1,764,265
Construction, acquisition and development	122,912	74,124	53,071	370,193	25,741	176,539	334,668	—	1,157,248
Commercial real estate	315,091	374,388	226,718	558,378	199,968	190,228	372,948	—	2,237,719
Credit cards	—	—	—	—	—	—	—	109,656	109,656
All other	55,318	43,212	25,540	209,058	3,511	24,898	44,829	6,253	412,619

Total loans	$1,299,388	$1,329,883	$1,019,680	$3,576,862	$468,148	$1,125,175	$1,781,610	$211,245	$10,811,991

NON-PERFORMING LOANS AND LEASES:
Commercial and industrial	$167	$530	$4,000	$15,179	$—	$385	$3,422	$235	$23,918
Real estate
Consumer mortgages	2,166	4,279	1,875	11,325	430	1,920	3,948	151	26,094
Home equity	426	824	1,036	713	81	611	127	2	3,820
Agricultural	—	90	24	1,461	—	—	45	2	1,622
Commercial and industrial-owner occupied	1,163	3,972	1,810	6,200	317	611	606	—	14,679
Construction, acquisition and development	45	1,014	—	5,809	5	—	407	—	7,280
Commercial real estate	1,011	565	—	17,905	—	14	444	—	19,939
Credit cards	—	—	—	—	—	—	—	1,372	1,372
All other	—	1	26	268	—	20	2,802	1	3,118

Total loans	$4,978	$11,275	$8,771	$58,860	$833	$3,561	$11,801	$1,763	$101,842

NON-PERFORMING LOANS AND LEASES AS A PERCENTAGE OF OUTSTANDING:
Commercial and industrial	0.11%	0.27%	2.21%	2.56%	0.00%	0.31%	1.52%	0.36%	1.48%
Real estate
Consumer mortgages	0.62%	1.34%	0.82%	1.36%	0.49%	0.63%	0.80%	0.54%	0.99%
Home equity	0.43%	1.85%	1.46%	0.31%	0.36%	0.42%	0.84%	0.13%	0.61%
Agricultural	0.00%	0.10%	0.09%	2.15%	0.00%	0.00%	0.12%	5.00%	0.66%
Commercial and industrial-owner occupied	0.58%	2.07%	0.88%	0.87%	0.70%	0.42%	0.23%	N/A	0.83%
Construction, acquisition and development	0.04%	1.37%	0.00%	1.57%	0.02%	0.00%	0.12%	N/A	0.63%
Commercial real estate	0.32%	0.15%	0.00%	3.21%	0.00%	0.01%	0.12%	N/A	0.89%
Credit cards	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1.25%	1.25%
All other	0.00%	0.00%	0.10%	0.13%	0.00%	0.08%	6.25%	0.02%	0.76%

Total loans	0.38%	0.85%	0.86%	1.65%	0.18%	0.32%	0.66%	0.83%	0.94%

- MORE -

BXS Announces Fourth Quarter 2016 Financial Results

January 25, 2017

BancorpSouth, Inc.

Noninterest Revenue and Expense

(Dollars in thousands)

(Unaudited)

	Quarter Ended					Year Ended
	Dec-16	Sep-16	Jun-16	Mar-16	Dec-15	Dec-16	Dec-15
NONINTEREST REVENUE:
Mortgage banking excl. MSR market value adjustment	$6,550	$10,469	$13,135	$10,572	$7,657	$40,726	$36,691
MSR market value adjustment	11,242	1,813	(4,092)	(7,954)	2,865	1,009	(1,161)
Credit card, debit card and merchant fees	9,262	9,292	9,495	8,961	9,414	37,010	36,533
Deposit service charges	9,956	11,313	11,018	11,014	11,836	43,301	46,765
Securities gains, net	39	1	86	2	48	128	136
Insurance commissions	25,709	28,194	28,803	33,249	25,348	115,955	116,744
Trust income	3,874	3,641	3,493	3,430	3,469	14,438	14,701
Annuity fees	257	446	465	477	449	1,645	2,016
Brokerage commissions and fees	1,270	1,225	1,389	1,202	1,457	5,086	5,943
Bank-owned life insurance	2,104	1,775	1,813	1,893	1,881	7,585	7,457
Other miscellaneous income	2,701	2,699	4,078	2,669	2,962	12,147	12,143

Total noninterest revenue	$72,964	$70,868	$69,683	$65,515	$67,386	$279,030	$277,968

NONINTEREST EXPENSE:
Salaries and employee benefits	$81,839	$82,079	$81,832	$82,467	$80,177	328,217	$322,469
Occupancy, net of rental income	10,294	10,412	10,109	10,273	10,434	41,088	41,866
Equipment	3,563	3,423	3,295	3,765	3,569	14,046	15,309
Deposit insurance assessments	1,818	3,227	2,582	2,288	2,630	9,915	9,509
Regulatory settlement	—	—	—	10,277	—	10,277	—
Advertising	2,443	925	1,043	633	1,009	5,044	4,288
Foreclosed property expense	1,005	859	1,309	1,181	3,014	4,354	7,418
Telecommunications	1,245	1,288	1,259	1,295	1,322	5,087	5,226
Public relations	716	718	599	661	702	2,694	2,769
Data processing	6,903	6,856	6,685	6,391	6,092	26,835	24,148
Computer software	3,013	2,976	2,732	2,660	2,609	11,381	10,500
Amortization of intangibles	963	923	869	880	922	3,635	3,963
Legal	1,190	1,064	1,754	4,535	19,434	8,543	30,346
Merger expense	—	—	1	1	13	2	25
Postage and shipping	1,075	1,059	985	1,117	1,139	4,236	4,535
Other miscellaneous expense	15,441	13,703	13,664	13,876	15,285	56,684	57,540

Total noninterest expense	$131,508	$129,512	$128,718	$142,300	$148,351	$532,038	$539,911

INSURANCE COMMISSIONS:
Property and casualty commissions	$19,098	$20,927	$20,417	$19,877	$18,814	80,319	$81,787
Life and health commissions	5,757	5,897	6,252	5,615	5,823	23,521	23,212
Risk management income	610	674	592	623	672	2,499	2,684
Other	244	696	1,542	7,134	39	9,616	9,061

Total insurance commissions	$25,709	$28,194	$28,803	$33,249	$25,348	$115,955	$116,744

- MORE -

BXS Announces Fourth Quarter 2016 Financial Results

January 25, 2017

BancorpSouth, Inc.

Selected Additional Information

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Dec-16	Sep-16	Jun-16	Mar-16	Dec-15
MORTGAGE SERVICING RIGHTS:
Fair value, beginning of period	$51,930	$48,108	$50,544	$57,268	$52,973
Additions to mortgage servicing rights:
Originations of servicing assets	4,022	4,349	3,723	2,612	3,065
Changes in fair value:
Due to payoffs/paydowns	(2,447)	(2,338)	(2,066)	(1,380)	(1,633)
Due to change in valuation inputs or assumptions used in the valuation model	11,242	1,813	(4,092)	(7,954)	2,865
Other changes in fair value	(1)	(2)	(1)	(2)	(2)

Fair value, end of period	$64,746	$51,930	$48,108	$50,544	$57,268

Production revenue:
Origination	$4,324	$8,168	$10,523	$7,208	$4,909
Servicing	4,673	4,639	4,678	4,744	4,381
Payoffs/Paydowns	(2,447)	(2,338)	(2,066)	(1,380)	(1,633)

Total production revenue	6,550	10,469	13,135	10,572	7,657
Market value adjustment	11,242	1,813	(4,092)	(7,954)	2,865

Total mortgage banking revenue	$17,792	$12,282	$9,043	$2,618	$10,522

Mortgage loans serviced	$6,384,649	$6,285,027	$6,156,258	$6,096,220	$6,011,236
MSR/mtg loans serviced	1.01%	0.83%	0.78%	0.83%	0.95%

AVAILABLE-FOR-SALE SECURITIES, at fair value
U.S. Government agencies	$1,789,427	$1,691,866	$1,310,803	$1,196,167	$1,244,640
Government agency issued residential mortgage-back securities	176,243	184,095	180,178	189,741	140,540
Government agency issued commercial mortgage-back securities	172,279	178,827	193,475	207,908	260,693
Obligations of states and political subdivisions	360,005	384,995	399,391	408,537	417,499
Other	33,722	28,416	20,036	14,020	18,957

Total available-for-sale securities	$2,531,676	$2,468,199	$2,103,883	$2,016,373	$2,082,329

- MORE -

BXS Announces Fourth Quarter 2016 Financial Results

January 25, 2017

BancorpSouth, Inc.

Reconciliation of Non-GAAP Measures and Other Non-GAAP Ratio Definitions

(Dollars in thousands, except per share amounts)

(Unaudited)

Management evaluates the Company’s capital position and operating performance by utilizing certain financial measures not calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including net operating income, net operating income-excluding MSR, total operating expense, tangible shareholders’ equity to tangible assets, return on tangible equity, operating return on tangible equity-excluding MSR, operating return on average assets-excluding MSR, operating return on average shareholders’ equity-excluding MSR, tangible book value per share, operating earnings per share, operating earnings per share-excluding MSR, efficiency ratio (tax equivalent) and operating efficiency ratio-excluding MSR (tax equivalent). The Company has included these non-GAAP financial measures in this news release for the applicable periods presented. Management believes that the presentation of these non-GAAP financial measures (i) provides important supplemental information that contributes to a proper understanding of the Company’s capital position and operating performance, (ii) enables a more complete understanding of factors and trends affecting the Company’s business and (iii) allows investors to evaluate the Company’s performance in a manner similar to management, the financial services industry, bank stock analysts and bank regulators. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables below. These non-GAAP financial measures should not be considered as substitutes for GAAP financial measures, and the Company strongly encourages investors to review the GAAP financial measures included in this news release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this news release with other companies’ non-GAAP financial measures having the same or similar names.

Reconciliation of Net Operating Income and Net Operating Income-Excluding MSR to Net Income:

		Quarter ended					Year ended
		12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	12/31/2016	12/31/2015

Net income		$37,670	$37,817	$34,692	$22,549	$21,169	$132,728	$127,491
Plus:	Merger expense, net of tax	—	—	1	1	8	2	15
	Legal charge, net of tax	—	—	—	—	10,246	—	10,246
	Regulatory related charges, net of tax	—	—	—	9,412	—	9,412	—
Less:	Security gains, net of tax	25	—	53	2	30	80	84

Net operating income		$37,645	$37,817	$34,640	$31,960	$31,393	$142,062	$137,668

Less:	MSR market value adjustment, net of tax	6,970	1,124	(2,537)	(4,931)	1,776	626	(720)

Net operating income-excluding MSR		$30,675	$36,693	$37,177	$36,891	$29,617	$141,436	$138,388

Reconciliation of Total Operating Expense to Total Noninterest Expense:

Total noninterest expense		$131,508	$129,512	$128,718	$142,300	$148,351	$532,038	$539,911
Less:	Merger expense	—	—	1	1	13	2	24
	Legal charge	—	—	—	—	16,500	—	16,500
	Regulatory related charges	—	—	—	13,777	—	13,777	—

Total operating expense		$131,508	$129,512	$128,717	$128,522	$131,838	$518,259	$523,387

- MORE -

BXS Announces Fourth Quarter 2016 Financial Results

January 25, 2017

BancorpSouth, Inc.

Reconciliation of Non-GAAP Measures and Other Non-GAAP Ratio Definitions

(Dollars in thousands, except per share amounts)

(Unaudited)

Reconciliation of Tangible Assets and Tangible Shareholders’ Equity to

Total Assets and Total Shareholders’ Equity:

		Quarter ended					Year ended
		12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	12/31/2016	12/31/2015
	Tangible assets
	Total assets	$14,724,388	$14,611,483	$14,137,160	$13,926,398	$13,798,662	$14,724,388	$13,798,662
Less:	Goodwill	300,798	294,901	294,901	291,498	291,498	300,798	291,498
	Other identifiable intangible assets	21,894	19,908	20,831	19,664	20,545	21,894	20,545

	Total tangible assets	$14,401,696	$14,296,674	$13,821,428	$13,615,236	$13,486,619	$14,401,696	$13,486,619

	Tangible shareholders’ equity
	Total shareholders’ equity	$1,723,883	$1,724,104	$1,713,043	$1,679,793	$1,655,444	$1,723,883	$1,655,444
Less:	Goodwill	300,798	294,901	294,901	291,498	291,498	300,798	291,498
	Other identifiable intangible assets	21,894	19,908	20,831	19,664	20,545	21,894	20,545

	Total tangible shareholders’ equity	$1,401,191	$1,409,295	$1,397,311	$1,368,631	$1,343,401	$1,401,191	$1,343,401

	Total average assets	$14,655,360	$14,366,759	$14,027,786	$13,851,661	$13,724,595	$14,226,953	$13,583,715
	Total shares of common stock outstanding	93,696,687	94,074,740	94,546,091	94,438,626	94,162,728	93,696,687	94,162,728
	Average shares outstanding-diluted	93,966,392	94,563,833	94,694,795	94,593,540	94,384,443	94,454,640	96,123,847

	Tangible shareholders’ equity to tangible assets (1)	9.73%	9.86%	10.11%	10.05%	9.96%	9.73%	9.96%
	Return on tangible equity (2)	10.70%	10.68%	9.99%	6.63%	6.25%	9.47%	9.50%
	Operating return on tangible equity-excluding MSR (3)	8.71%	10.36%	10.70%	10.84%	8.75%	10.09%	10.30%
	Operating return on average assets-excluding MSR (4)	0.83%	1.02%	1.07%	1.07%	0.86%	0.99%	1.02%
	Operating return on average shareholders’ equity-excluding MSR (5)	7.08%	8.49%	8.84%	8.89%	7.12%	8.31%	8.37%
	Tangible book value per share (6)	$14.95	$14.98	$14.78	$14.49	$14.27	$14.95	$14.27
	Operating earnings per share (7)	$0.40	$0.40	$0.37	$0.34	$0.33	$1.51	$1.44
	Operating earnings per share-excluding MSR (8)	$0.33	$0.39	$0.39	$0.39	$0.31	$1.50	$1.44

(1)	Tangible shareholders’ equity to tangible assets is defined by the Company as total shareholders’ equity less goodwill and other identifiable intangible assets, divided by the difference of total assets less goodwill and other identifiable intangible assets.
(2)	Return on tangible equity is defined by the Company as annualized net income divided by tangible shareholders’ equity.
(3)	Operating return on tangible equity-excluding MSR is defined by the Company as annualized net operating income-excluding MSR divided by tangible shareholders’ equity.
(4)	Operating return on average assets-excluding MSR is defined by the Company as annualized net operating income-excluding MSR divided by total average assets.
(5)	Operating return on average shareholders’ equity-excluding MSR is defined by the Company as annualized net operating income-excluding MSR divided by average shareholders’ equity.
(6)	Tangible book value per share is defined by the Company as tangible shareholders’ equity divided by total shares of common stock outstanding.
(7)	Operating earnings per share is defined by the Company as net operating income divided by average shares outstanding-diluted.
(8)	Operating earnings per share-excluding MSR is defined by the Company as net operating income-excluding MSR divided by average shares outstanding-diluted.

Efficiency Ratio (tax equivalent) and Operating Efficiency Ratio-excluding MSR (tax equivalent) Definitions

The efficiency ratio (tax equivalent) and the operating efficiency ratio-excluding MSR (tax equivalent) are supplemental financial measures utilized in management’s internal evaluation of the Company’s use of resources and are not defined under GAAP. The efficiency ratio (tax equivalent) is calculated by dividing total noninterest expense by total revenue, which includes net interest income plus noninterest income plus the tax equivalent adjustment. The operating efficiency ratio-excluding MSR (tax equivalent) excludes expense items otherwise disclosed as non-operating from total noninterest expense. In addition, the MSR valuation adjustment as well as securities gains and losses are excluded from total revenue.

- END -